SCHEDULE 14A
                              (RULE 14A-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO. ________)

          Filed by the Registrant    [X]

          Filed by a Party other than the Registrant    [ ]
          Check the appropriate box:

          [ ]  Preliminary Proxy Statement

          [X]  Definitive Proxy Statement

          [ ]  Definitive Additional Materials

          [ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule
               14a-12

          [ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

                      SHORELINE FINANCIAL CORPORATION
___________________________________________________________________________
             (Name of Registrant as Specified in Its Charter)


___________________________________________________________________________
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2),
      or Item 22(a)(2) of Schedule 14A.

 [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

 [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
      0-11.

      (1) Title of each class of securities to which transaction applies:
      ____________________________________________________________________
      (2) Aggregate number of securities to which transaction applies:
      ____________________________________________________________________




      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      ____________________________________________________________________
      (4) Proposed maximum aggregate value of transaction:
      ____________________________________________________________________
      (5) Total fee paid:
      ____________________________________________________________________

 [ ]  Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount previously paid:
      ____________________________________________________________________
      (2) Form, Schedule or Registration Statement No.:
      ____________________________________________________________________
      (3) Filing party:
      ____________________________________________________________________
      (4) Date filed:
      ____________________________________________________________________



























                  [SHORELINE FINANCIAL CORPORATION LOGO]


                            823 RIVERVIEW DRIVE
                       BENTON HARBOR, MICHIGAN 49022


                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

___________________________________________________________________________

     The annual meeting of shareholders of Shoreline Financial Corporation will be held at Lake Michigan College Community Center, 2755 E. Napier Avenue, Benton Harbor, Michigan, on Wednesday, May 1, 1996, at 3 p.m. local time, for the following purposes:

     1.   To elect directors.

     2.   To consider and approve the Stock Incentive Plan of 1996.

     3. To transact any other business that may properly come before the meeting.

     Shareholders of record at the close of business on March 8, 1996, are entitled to notice of and to vote at the meeting and any adjournment of the meeting. The following Proxy Statement and enclosed form of proxy are being furnished to holders of Shoreline Common Stock on and after March 22, 1996.

                              By Order of the Board of Directors,


                              /S/ WAYNE R. KOEBEL
                              Wayne R. Koebel
                              Secretary


March 22, 1996

___________________________________________________________________________

          It is important that your shares be represented at the
            meeting.  Even if you expect to attend the meeting,
             PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.








PROXY STATEMENT

                      ANNUAL MEETING OF SHAREHOLDERS
                                    OF
                      SHORELINE FINANCIAL CORPORATION

                                May 1, 1996

     This Proxy Statement and the accompanying form of proxy are being furnished to holders of Common Stock of Shoreline Financial Corporation ("Shoreline" or the "Corporation") on and after March 22, 1996, in connection with the solicitation of proxies by the Shoreline Board of Directors for use at the annual meeting of Shoreline shareholders to be held on May 1, 1996, and at any adjournment of that meeting. The annual meeting will be held at Lake Michigan College Community Center, 2755 E. Napier Avenue, Benton Harbor, Michigan, at 3 p.m. local time.

     The purpose of the annual meeting is to consider and vote upon: (i) the election of directors; and (ii) approval of the Stock Incentive Plan of 1996. If a proxy in the form distributed by Shoreline is properly executed and returned to Shoreline, the shares represented by that proxy will be voted at the annual meeting of Shoreline shareholders and at any adjournment of that meeting. If a shareholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees of the Board of Directors named in this Proxy Statement and for the approval of the Stock Incentive Plan of 1996. Shoreline management does not know of any other matter to be presented at the annual meeting. If other matters are presented, all shares represented by the proxy will be voted in accordance with the judgment of the persons named as proxies with respect to those other matters.

     A proxy may be revoked at any time prior to its exercise by written notice delivered to the Secretary of Shoreline. A proxy may also be revoked by attending and voting at the annual meeting.

     Solicitation of proxies will be made initially by mail. Directors, officers and employees of Shoreline and Shoreline Bank may also solicit proxies in person or by telephone without additional compensation. In addition, proxies may be solicited by nominees and other fiduciaries who may mail material to or otherwise communicate with the beneficial owners of shares held by them. All expenses of solicitation of proxies will be paid by Shoreline.


ELECTION OF DIRECTORS

     The Board of Directors has nominated the following three persons for reelection to the Shoreline Board of Directors for terms expiring at the annual meeting to be held in 1999:


                                 NOMINEES

                             James E. LeBlanc
                              James F. Murphy
                             Robert L. Starks

     Nine other directors are serving terms that will expire in 1997 and 1998. It is the intent of the persons named in the accompanying proxy to vote for the election of the three nominees listed above. The proposed nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, the incumbent Shoreline Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named.

     A plurality of the shares represented in person or by proxy and voting at the meeting is required to elect directors. For the purpose of counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as shares voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

                   YOUR BOARD OF DIRECTORS RECOMMENDS A
              VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS


APPROVAL OF STOCK INCENTIVE PLAN OF 1996

     The Board of Directors firmly believes that the Corporation's long-term interests are best advanced by aligning the interests of its key leaders and employees with the interests of its shareholders. Therefore, to attract and retain officers and other key management employees of exceptional abilities, and in recognition of the significant and extraordinary contributions to the long-term performance and growth of the Corporation and Shoreline Bank made by these individuals, on February 21, 1996, the Board of Directors adopted, subject to shareholder approval, the Stock Incentive Plan of 1996 (the "1996 Incentive Plan"). The 1996 Incentive Plan is intended to supplement the Corporation's 1989 Stock
Option Plan (the "1989 Plan"). Because the 1989 Plan has limited authorized shares remaining for future stock option grants and does not provide for certain common forms of equity-based compensation, the Board of Directors believes that the adoption and implementation of the 1996 Incentive Plan is now advisable to make additional shares available for stock option grants and restricted stock awards.




                       -2-
     The Board of Directors contemplates that the 1996 Incentive Plan would primarily be used to grant stock options. However, the 1996 Incentive Plan would also permit grants of restricted stock and tax benefit rights if determined to be desirable to advance the purposes of the 1996 Incentive Plan. Stock options, restricted stock and tax benefit rights are referred to as "Incentive Awards" in this Proxy Statement. By combining in a single plan these types of incentives commonly used in long-term incentive compensation programs, it is intended that the 1996 Incentive Plan would provide significant flexibility to the Organization, Compensation, and Stock Option Committee of the Board of Directors (the "Committee"). This flexibility would allow the Committee to tailor specific long-term incentives that would best promote the objectives of the 1996 Incentive Plan, and in turn promote the interests of the Corporation's shareholders.

     The following is a summary of the principal features of the 1996 Incentive Plan. The summary is qualified in its entirety by reference to the terms of the 1996 Incentive Plan, the complete text of which is attached as Appendix A to this Proxy Statement.

     Persons eligible to receive Incentive Awards under the 1996 Incentive Plan (with certain limitations discussed below) include corporate officers (currently five persons), including those listed in the Summary Compensation Table presented in this Proxy Statement, and other key employees (currently approximately five persons) of the Corporation and Shoreline Bank. Directors who are not employees of the Corporation or Shoreline Bank are not eligible to participate in the 1996 Incentive Plan. Other individuals eligible to participate in the 1996 Incentive Plan may join the Corporation in the future. A maximum of 50,000 shares of Common Stock (subject to certain antidilution adjustments) will be available for Incentive Awards under the 1996 Incentive Plan. Shares to be issued under the 1996 Incentive Plan will be authorized and unissued shares. Because officers and key employees of the Corporation and Shoreline Bank may receive awards under the 1996 Incentive Plan, they may be deemed to have an interest in the 1996 Incentive Plan. The 1996 Incentive Plan will not be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and will not be subject to the Employee Retirement Income Security Act of 1974.

     The 1996 Incentive Plan will be administered by the Committee. The Committee will be comprised of two or more directors who are not employees of the Corporation or Shoreline Bank and who do not participate and are not eligible to participate in any long-term incentive plan of the Corporation or Shoreline Bank. The Board of Directors, in its discretion, may also require that the members of the Committee be "outside directors" as defined in the rules issued pursuant to Section 162(m) of the Code. The Committee will make determinations, subject to the terms of the 1996 Incentive Plan, as to the persons to receive Incentive Awards, the amount of Incentive Awards to be granted to each person, the terms of each grant, and all other determinations necessary or advisable for administration of the 1996


                       -3-
Incentive Plan. The Committee may amend the terms of Incentive Awards granted under the 1996 Incentive Plan from time to time in a manner consistent with the 1996 Incentive Plan; provided, that no amendment may be effective relating to a particular Incentive Award without the consent of the relevant participant, except to the extent the amendment operates solely to the benefit of the participant.

     Under the 1996 Incentive Plan, participants may be granted stock options. A stock option is the right to purchase a specified number of shares of Common Stock for a stated price at specified times. Certain stock options that may be granted to employees under the 1996 Incentive Plan may qualify as incentive stock options as defined in Section 422(b) of the Code ("Incentive Stock Options"). Other stock options will not be Incentive Stock Options within the meaning of the Code. Stock options may be granted at any time prior to the termination of the 1996 Incentive Plan according to its terms or by action of the Committee.

     The Committee will set forth the terms of individual grants of stock options in stock option agreements, which will contain such terms and conditions, consistent with the provisions of the 1996 Incentive Plan, as the Committee determines to be appropriate. These restrictions may include vesting requirements to encourage long-term ownership of shares. The Corporation will receive no consideration upon the award of options. The option price per share will be determined by the Committee; provided, that the option price for an Incentive Stock Option will be a price equal to or higher than the "market value" of Shoreline Common Stock on the date of grant. "Market value" means the last reported transaction price of shares of Common Stock as reported on The NASDAQ Stock Market on the date of grant, or if no shares were traded on that date, the last preceding date on which shares were traded. On March 8, 1996, the last reported transaction price of Common Stock on The NASDAQ Stock Market was $20.125 per share.

     When exercising all or a portion of an option, a participant may pay the exercise price with cash or, with the consent of the Committee, shares of Common Stock. If shares of Common Stock are used to pay the exercise price and the Committee consents, a participant may use the value of shares received upon exercise for further exercises in a single transaction, permitting a participant to fully exercise an option with a relatively small initial cash or stock payment. The Committee may also authorize payment of all or a portion of the option price in the form of a promissory note or installments on such terms as the Committee may approve. The Board of Directors may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided.

     Although the term of each stock option will be determined by the Committee, no Incentive Stock Option will be exercisable under the 1996 Incentive Plan after 10 years from the date it was granted. Options generally will be exercisable for limited periods of time if an option holder is terminated from employment with the Corporation or Shoreline Bank


                       -4-
without cause, dies or becomes disabled. If an option holder is terminated for cause, the option holder will forfeit all rights to exercise any outstanding options. Options granted to participants under the 1996 Incentive Plan may not be transferred except by will or by the laws of descent and distribution. No individual participant may be granted, during any calendar year, options to purchase more than 10,000 shares of Common Stock under the 1996 Incentive Plan. The Committee may permit an option holder to exercise an option for an extended period, which may not extend beyond the earlier of either three years from the date of termination or the date on which the options expire by their terms, if (i) the option holder retires after age 62 or upon any other age determined by the Committee ("Normal Retirement"), or (ii) the option holder voluntarily terminates employment and the Committee determines the termination to be in the best interests of the Corporation ("Consensual Severance").

     Because the specific participants and the market value of Common Stock on the grant date cannot presently be determined, the benefits or amounts that will be received by participants under the 1996 Incentive Plan in the future are not determinable. Similarly, the benefits or amounts that would have been received by participants had the 1996 Incentive Plan been in effect during the last completed fiscal year are not determinable.

     Under current federal income tax laws, no income will be realized when an option is granted pursuant to the 1996 Incentive Plan. A participant exercising an Incentive Stock Option will not recognize income at the time of exercise. The difference between the market value and the exercise price will, however, be a tax preference item for the purpose of calculating alternative minimum tax. Upon sale of the stock, so long as the participant held the stock for at least one year after the exercise of the option and at least two years after the grant of the option, the participant's basis will equal the option price, and the participant will pay tax on the difference between the sale price and the option price as capital gain, in which case the Corporation will not be entitled to any deduction for compensation income. If, prior to the expiration of either of the above holding periods, the participant sells shares acquired under an Incentive Stock Option, the tax deferral will be lost, and the participant will recognize compensation income equal to the difference between the option price and the fair market value of the shares sold at the time of exercise, but not more than the maximum amount that will not result in a loss on the disposition (generally the difference between the option price and the price at which the shares are sold). The Corporation will then receive a corresponding deduction for federal income tax purposes. Additional gains, if any, will be recognized by the participant as short- or long-term capital gain.

     If a participant exercises stock options that are not Incentive Stock Options, the participant will recognize compensation income in the year of exercise equal to the difference between the stock option price and the fair market value of the shares on the date of exercise. The Corporation


                       -5-
will receive a corresponding deduction for federal income tax purposes.
The participant's tax basis in the shares acquired will be increased by the amount of compensation income recognized. Sale of the stock after exercise will result in recognition of short- or long-term capital gain (or loss).

     In addition to the authority to grant stock options under the 1996 Incentive Plan, the 1996 Incentive Plan will allow the Committee to award restricted stock. Restricted stock will be subject to such terms and conditions, consistent with the provisions of the 1996 Incentive Plan, as the Committee from time to time may determine. As with stock option grants, the Committee will set forth the terms of individual awards of restricted stock in restricted stock agreements. If a participant's employment or director or officer status is terminated during the restricted period set by the Committee for any reason other than death or disability, or any additional reason as may be permitted by the Committee, then any shares of restricted stock still subject to restrictions will be forfeited. Unless the Committee provides otherwise in a restricted stock agreement, if a participant's employment or director or officer status is terminated during the restricted period by reason of death or disability, the restrictions on the participant's shares will terminate automatically as of the date of death or disability. The Committee, in its discretion, may provide that all or part of the restrictions on the restricted stock will lapse upon termination if the termination is by reason of Consensual Severance or Normal Retirement.

     Without Committee authorization, a recipient of restricted stock may not sell, exchange, transfer, pledge, assign or otherwise dispose of such stock other than to the Corporation or by will or the laws of descent or distribution. In addition, the Committee may impose other restrictions on shares of restricted stock. However, holders of restricted stock will enjoy all other rights of shareholders with respect to restricted stock, including the right to vote restricted shares at shareholders' meetings and the right to receive all dividends paid with respect to restricted stock. Any securities received by a holder of restricted stock pursuant to a stock dividend, stock split, recapitalization or reorganization will be subject to the same terms, conditions and restrictions that are applicable to the restricted stock for which such shares are received.

     Generally, a participant will not recognize income upon the award of restricted stock. However, a participant will recognize compensation income on the value of restricted stock at the time the restricted stock vests (when the restrictions lapse). At the time the participant recognizes this compensation income, the Corporation will be entitled to a corresponding deduction for federal income tax purposes. If restricted stock is forfeited by a participant, the participant will not recognize income and the Corporation will not receive a deduction. Prior to the lapse of the restrictions, dividends paid on restricted stock will be reported as compensation income to the participant and the Corporation will receive a corresponding deduction.


                       -6-
     A participant may, within 30 days after the date of an award of restricted stock, elect to report compensation income for the tax year in which the award of restricted stock occurred. If the participant makes such an election, the amount of compensation income will be the value of the restricted stock at the time of the award. Any later appreciation in the value of the restricted stock will be treated as capital gain and realized only upon the sale of the restricted stock. Dividends received after such an election will be taxable as dividends and not treated as additional compensation income. If, however, restricted stock is forfeited after the participant makes an election as described above, the participant will not be allowed any deduction for the amount earlier taken into income. Upon the sale of restricted stock, a participant will realize capital gain (or loss) in the amount of the difference between the sale price and the value of the stock previously reported by the participant as compensation income.

     Upon the occurrence of a "change in control" of the Corporation (as defined in the 1996 Incentive Plan), all restricted stock immediately becomes fully vested and nonforfeitable. The Committee may provide in the restricted stock agreement that the number of shares that will automatically vest will be limited in value to the extent that any payments that are deemed "parachute payments" as defined in Section 280G(b)(2) of the Code would not be subject to the excise tax imposed by Section 4999 of the Code.

     The Committee may also grant tax benefit rights under the 1996
Incentive Plan. As with options and restricted stock, the Committee will set forth the terms and conditions of tax benefit rights granted and the participants to receive tax benefit rights in written agreements. A tax benefit right entitles a participant to receive a cash payment from the Corporation or Shoreline Bank to encourage the participant to exercise his or her options. The amount of the payment may not exceed the amount calculated by multiplying the ordinary income, if any, realized by the participant for federal tax purposes as a result of the exercise of a non-Incentive Stock Option, or as a result of the disqualifying disposition of shares acquired under an Incentive Stock Option, by the maximum federal income tax rate (including any surtax or similar charge or assessment) for corporations, plus the applicable state and local tax imposed on the exercise of the option or disqualifying disposition. Tax benefit rights may be granted only with respect to a stock option issued and outstanding or to be issued under the 1996 Incentive Plan or any prior plans. A participant may refuse the issuance of a tax benefit right if the effect of the tax benefit right would disqualify an Incentive Stock Option, change the date of the grant or exercise price or impair the participant's existing stock options. An officer or employee subject to Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), may not exercise an option to which a tax benefit right has attached for a period of six months from the date of grant of the tax benefit right.



                       -7-
     Whenever Incentive Awards are made under the 1996 Incentive Plan, the Corporation may withhold from any cash otherwise payable to the participant or require the participant to remit to the Corporation an amount sufficient to satisfy all applicable federal, state and local withholding taxes. Withholding may be satisfied by withholding Common Stock to be received upon exercise of an option or by delivery to the Corporation of shares of previously owned Common Stock.

     The Board of Directors may terminate the 1996 Incentive Plan at any time and may from time to time amend the 1996 Incentive Plan as it deems proper and in the best interests of the Corporation, provided that without shareholder approval no such amendment may materially increase the number of shares that may be issued under the 1996 Incentive Plan, or impair any outstanding Incentive Award without the consent of the participant, except according to the terms of the Incentive Award. Subject to shareholder approval, the 1996 Incentive Plan will take effect on May 1, 1996 and, unless previously terminated by the Board of Directors, the 1996 Incentive Plan will terminate on April 30, 2006. No award may be made under the 1996 Incentive Plan after that date.

     The Corporation intends to register shares covered by the 1996 Incentive Plan under the Securities Act of 1933 before any Incentive Award vests or becomes exercisable.

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and voting on this proposal is required to approve the 1996 Incentive Plan. For purposes of counting votes on this proposal, abstentions, broker non-votes and other shares not voted will not be counted as voted on this proposal, and the number of shares of which a majority is required will be reduced by the number of shares not voted. The Board of Directors has determined that the 1996 Incentive Plan is in the best interests of the Corporation and its shareholders. Unless specific instructions to the contrary are indicated, the shares represented by proxies received will be voted FOR approval of the 1996 Incentive Plan.

                   YOUR BOARD OF DIRECTORS RECOMMENDS A
           VOTE FOR APPROVAL OF THE STOCK INCENTIVE PLAN OF 1996


VOTING SECURITIES

     Holders of record of Common Stock at the close of business on March 8, 1996, will be entitled to vote at the annual meeting of shareholders on May 1, 1996, and any adjournment of that meeting. As of March 8, 1996, there were 5,255,348 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter submitted for shareholder action.



                       -8-
     The following table sets forth information concerning the number of shares of Common Stock held as of February 15, 1996, by the only shareholder who is known to Shoreline management to have been the beneficial owner of more than 5% of the outstanding shares as of that date:

                                          AMOUNT AND NATURE OF
                                 BENEFICIAL OWNERSHIP OF COMMON STOCK<F1>
                                  SOLE VOTING      SHARED
                                      AND         VOTING OR       TOTAL     PERCENT
  NAME AND ADDRESS OF             DISPOSITIVE    DISPOSITIVE    BENEFICIAL    OF
   BENEFICIAL OWNER                  POWER        POWER<F2>     OWNERSHIP    CLASS
Shoreline Bank
 Trust Department
 720 Pleasant Street
 St. Joseph, Michigan 49085<F3>     245,368        569,601        814,969    15.51%

    The following table sets forth information concerning the number of shares of Common Stock held as of March 8, 1996, by each of Shoreline's directors and nominees for director, each of the named executive officers and all of Shoreline's directors and executive officers as a group:

                                           AMOUNT AND NATURE OF
                                  BENEFICIAL OWNERSHIP OF COMMON STOCK<F1>
                              SOLE VOTING          SHARED
                                  AND             VOTING OR           TOTAL         PERCENT
    NAME OF                   DISPOSITIVE        DISPOSITIVE        BENEFICIAL        OF
BENEFICIAL OWNER                 POWER            POWER<F2>         OWNERSHIP        CLASS
Richard D. Bailey, II               505<F4>           --                505<F4>       <F*>
Robert K. Burch                   8,322<F4>          1,661            9,983<F4>       <F*>
Louis A. Desenberg                 --               20,475           20,475           <F*>
Merlin J. Hanson                125,972               --            125,972           2.40%
Thomas T. Huff                   27,739               --             27,739           <F*>
Ronald F. Kinney                  3,108               --              3,108           <F*>
Wayne R. Koebel                   8,750<F4>          7,088           15,838<F4>       <F*>
James E. LeBlanc                    622               --                622           <F*>
L. Richard Marzke                27,470               --             27,470           <F*>
James F. Murphy                  15,315<F4>         48,980           64,295<F4>       1.22
Dan L. Smith                     13,872<F4>         35,641           49,513<F4>       <F*>
Robert L. Starks                 83,209             12,242           95,451           1.82
Jeffery H. Tobian               118,294               --            118,294           2.25
Harry C. Vorys                    4,791<F4>           --              4,791<F4>       <F*>
Hyman Warshawsky                 11,573              6,192           17,765           <F*>
Ronald L. Zile                   29,912<F4>          8,800           38,712<F4>       <F*>



                                      -9-
All directors and
 executive officers
 as a group                     487,776<F4>        141,689          629,465<F4>      11.98%

_______________________

<F*> Less than 1%.

<F1> The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that under applicable regulations are considered to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or dispositive power with respect to the security. Voting power includes the power to vote or direct the voting of the security. Dispositive power includes the power to dispose or direct the disposition of the security. A person will also be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days. Shares held in fiduciary capacities by Shoreline Bank are not included unless otherwise indicated. Shoreline and the directors and officers of Shoreline and Shoreline Bank disclaim beneficial ownership of shares held by Shoreline Bank in fiduciary capacities.

<F2> These numbers include shares as to which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses and minor children over whom the listed person may have substantial influence by reason of relationship. Shares held in fiduciary capacities by Shoreline Bank are not included unless otherwise indicated. The directors and officers of Shoreline and Shoreline Bank may, by reason of their positions, be in a position to influence the voting or disposition of shares held in trust by Shoreline Bank to some degree, but disclaim beneficial ownership of these shares.

<F3> These numbers consist of shares held in various fiduciary capacities through the trust department of Shoreline Bank. Shoreline and the directors and officers of Shoreline and Shoreline Bank disclaim beneficial ownership of these shares.

<F4> These numbers include shares of Common Stock that may be acquired through the exercise of stock options within 60 days. The right to exercise stock options vests over a five-year period. The number of shares subject to vested stock options for each listed person is shown below:



                                      -10-
                   Mr. Bailey                      --
                   Mr. Burch                     8,322
                   Mr. Koebel                    5,285
                   Mr. Murphy                    7,196
                   Mr. Smith                    13,872
                   Mr. Vorys                     3,000
                   Mr. Zile                     10,504
                   All directors and
                     executive officers
                     as a group                 56,501

DIRECTORS AND EXECUTIVE OFFICERS

    Shoreline's Board of Directors is divided into three classes, which are as nearly equal in number as possible. Each class of directors serves a successive three-year term of office. Three members of the present Board of Directors are standing for reelection with terms expiring in 1999.

    Biographical information concerning Shoreline's directors and executive officers, including the three nominees who are nominated for election to the Board of Directors at the annual meeting, is presented below. Except as otherwise indicated, all directors and executive officers have had the same principal employment for over five years. Except as otherwise indicated, all directors and executive officers have held their positions with Shoreline since 1987. All executive officers are appointed annually and serve at the pleasure of the Board of Directors. Effective May 27, 1994, Inter-City Bank and Citizens Trust and Savings Bank, both wholly owned subsidiaries of Shoreline, were consolidated into a single bank under the name "Shoreline Bank" (the "Consolidation").

    NOMINEES FOR ELECTION TO TERMS EXPIRING IN 1999

    JAMES E. LEBLANC (age 53) is Chairman, President and Chief Executive Officer of Whirlpool Financial Corporation, a financial services company, and Corporate Vice President of Whirlpool Corporation, a manufacturer of kitchen and household appliances. He has been a director of Shoreline since 1993. Mr. LeBlanc has also been a director of Shoreline Bank and, before the Consolidation, Inter-City Bank since 1990.

    JAMES F. MURPHY (age 65) retired on December 31, 1992, after serving as Chairman of the Board and Chief Executive Officer of Shoreline since 1987 and as Chairman of the Board of Inter-City Bank since 1978.
Mr. Murphy has been a director of Shoreline Bank and, before the Consolidation, Inter-City Bank since 1972.

    ROBERT L. STARKS (age 64) is Chairman of Kerley & Starks Funeral Homes, Inc. He has been a director of Shoreline Bank and, before the Consolidation, Inter-City Bank since 1983.

                      -11-
    DIRECTORS WITH TERMS EXPIRING IN 1997

    LOUIS A. DESENBERG (age 52) is a shareholder in the law firm of Desenberg & Colip, P.C. He has been a director of Shoreline Bank and, before the Consolidation, Inter-City Bank since 1978.

    MERLIN J. HANSON (age 68) has been Chairman of the Board of Hanson
Group, Inc., a diversified manufacturing company, since 1987. He has also been Chairman of the Board of Hanson Cold Storage Co., a refrigerated warehousing company, since 1991. He has been a director of Shoreline since 1991 and a director of Shoreline Bank and, before the Consolidation, Inter-City Bank since 1987.

    RONALD F. KINNEY (age 64) is Chairman of All-Phase Electric Supply Co., Inc., a wholesale and retail distributor of electrical equipment. Prior to 1995, Mr. Kinney was a director of Shoreline Bank and, before the Consolidation, Inter-City Bank since 1967.

    JEFFERY H. TOBIAN (age 44) has been President of J.T. Investments, Inc., a personal investment company, since 1994. Before 1994, Mr. Tobian was the owner and President of Tobian Metals, Inc., a scrap metal company.

    HARRY C. VORYS (age 71) retired in 1990 after serving as Executive
Vice President and Treasurer of Shoreline and Executive Vice President of Citizens Trust and Savings Bank. Mr. Vorys was also a director of Citizens from 1988 until 1990. Mr. Vorys joined Citizens in 1986 as its Senior Vice President and Chief Lending Officer. Mr. Vorys is also a director of Manatron, Inc.

    DIRECTORS WITH TERMS EXPIRING IN 1998

    THOMAS T. HUFF (age 53) is a partner in the law firm of Varnum, Riddering, Schmidt & Howlett LLP. He has been a director of Shoreline Bank and, before the Consolidation, Citizens Trust and Savings Bank since 1986.

    L. RICHARD MARZKE (age 62) is President and Chief Executive Officer of Pri-Mar Petroleum, Inc., a wholesale and retail distributor of gasoline and other petroleum products and convenience store operator. He has been a director of Shoreline Bank and, before the Consolidation, Inter-City Bank since 1977.

    DAN L. SMITH (age 60) is Chairman of the Board, President and Chief Executive Officer of Shoreline. Mr. Smith became Chairman of the Board and Chief Executive Officer on January 1, 1993, having previously served as President of the Corporation. Mr. Smith was Secretary of Shoreline until 1992. Mr. Smith has served as Chairman of the Board, President and Chief Executive Officer of Shoreline Bank since the Consolidation. Before the Consolidation, Mr. Smith had served as President of Inter-City Bank since 1978, Chief Executive Officer of Inter-City since 1988, and a director of Inter-City since 1972.

                      -12-
    RONALD L. ZILE (age 63) retired on December 31, 1994, after serving as Vice Chairman of the Board of Shoreline since 1987 and Vice Chairman of the Board of Shoreline Bank since the Consolidation. Before the Consolidation, Mr. Zile had served as President and Chief Executive Officer of Citizens Trust and Savings Bank since 1979, Chairman of the Board of Citizens since 1984 and a director of Citizens since 1978.

    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    RICHARD D. BAILEY, II (age 42) has been Senior Vice President of Shoreline Bank and, before the Consolidation, Inter-City Bank since 1993. Before 1993, Mr. Bailey was a Vice President and Commercial Loan Officer at Old Kent Bank.

    ROBERT K. BURCH (age 40) is Executive Vice President of Shoreline Bank and, before the Consolidation, had served in that position at Inter-City Bank since 1992. Before 1992, he served Inter-City Bank in various other executive capacities.

    WAYNE R. KOEBEL (age 49) is Executive Vice President, Chief Financial Officer, Secretary and Treasurer of Shoreline. Mr. Koebel became Executive Vice President in August 1994. Before August 1994, Mr. Koebel had served as Senior Vice President of Shoreline. Mr. Koebel became Secretary and Treasurer in January 1993. Mr. Koebel is Executive Vice President and
Chief Financial Officer of Shoreline Bank and, before the Consolidation, had served as Senior Vice President and Chief Financial Officer of Inter-City Bank since 1986. Before 1986, he served as Senior Vice President and Controller of Inter-City Bank.

    JAMES R. MILROY (age 35) has been Senior Vice President and Controller of Shoreline since May 1993. He previously served as Vice President and Controller of Shoreline and Inter-City Bank from 1990 until 1993. Before 1990, Mr. Milroy was an associate and manager at Crowe, Chizek and Company LLP, an accounting firm.

BOARD COMMITTEES AND MEETINGS

    The Shoreline Board of Directors has four standing committees:

    AUDIT COMMITTEE. The Audit Committee is responsible for causing a suitable examination of the financial records and operations of Shoreline and Shoreline Bank to be made by the internal auditors of Shoreline and Shoreline Bank through a program of continuous internal audits. The Audit Committee recommends to Shoreline's Board of Directors independent certified public accountants for employment to examine the financial statements of Shoreline and make such additional examinations as the committee deems advisable. The Audit Committee also reviews reports of examination of Shoreline and Shoreline Bank received from regulatory authorities and reports to the Board of Directors at least once each


                      -13-
calendar year the results of examinations made and such conclusions and recommendations as the committee deems appropriate. Directors Marzke, Starks, Vorys and Warshawsky presently serve on this committee. The Audit Committee met four times during 1995.

    ORGANIZATION, COMPENSATION, AND STOCK OPTION COMMITTEE. The Organization, Compensation, and Stock Option Committee administers Shoreline's Retirement Plan, Profit-Sharing/401(k) Plan and bonus plan. This committee also reviews key personnel policies and programs, including individual salaries of executive officers, and submits recommendations to the Board of Directors. This committee also serves as Shoreline's Stock Option Committee and administers Shoreline's 1989 Stock Option Plan. In this capacity, the committee determines the persons to be granted options and rights, the amount of stock subject to options and rights to be granted to each such person and the terms of the options and rights to be granted. Directors who are also employees of Shoreline or Shoreline Bank and who may participate in the plans that this committee administers may not serve on this committee. Directors Hanson, LeBlanc and Marzke presently serve on this committee. The Organization, Compensation, and Stock Option Committee met two times during 1995.

    NOMINATING COMMITTEE. The Nominating Committee considers nominees for election as directors of Shoreline submitted by any shareholder of record. Any shareholder desiring to nominate a candidate for director must deliver a notice to the Secretary of Shoreline, not less than 120 days prior to the meeting, setting forth (i) the name, age, business address and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the number of shares of Common Stock beneficially owned by the nominee; (iv) a statement that the nominee is willing to be nominated and serve; and (v) such other information regarding the nominee as would be required under the rules of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of the nominee. Directors Hanson, Huff, Murphy, Smith and Warshawsky presently serve on this committee. The Nominating Committee did not meet during 1995.

    STRATEGIC ISSUES COMMITTEE. The Strategic Issues Committee investigates and considers issues related to business expansion, lines of business and corporate structure. Directors Hanson, Huff, Marzke, Smith and Starks presently serve on this committee. The Strategic Issues Committee met two times during 1995.

    During 1995, the Shoreline Board of Directors held four regular meetings and one special meeting. All directors except Mr. Hanson and Mr. Kinney attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees on which they served during the year.




                      -14-
SECTION 16(A) REPORTING DELINQUENCIES

    Section 16(a) of the Exchange Act requires directors and officers of Shoreline and persons beneficially owning more than 10% of the outstanding shares of Common Stock to file reports of ownership and changes in ownership of shares of Common Stock with the Securities and Exchange Commission. Directors, officers and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish Shoreline with copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by it or written representations from certain reporting persons that no Forms 5 were required for those persons, Shoreline believes that, except as described below, all applicable Section 16(a) reporting and filing requirements were satisfied from January 1, 1995, through December 31, 1995. One report for Mr. Starks covering one transaction was not filed. This omission was due to an oversight by Shoreline personnel. Because this oversight was not discovered until after the annual year-end report was due, the year-end report that was filed on behalf of Mr. Starks did not report the omission. An amended year-end report was filed on behalf of Mr. Starks upon discovery of this oversight.


ORGANIZATION, COMPENSATION, AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Organization, Compensation, and Stock Option Committee of Shoreline's Board of Directors (the "Committee") administers benefit plans, reviews Shoreline's key personnel policies and programs, including individual salaries of executive officers, and submits recommendations to the Board of Directors. Directors who are also employees of Shoreline or Shoreline Bank and who may participate in the plans that the Committee administers may not serve on the Committee.

    Successful long-term financial performance and increasing shareholder value are Shoreline's primary corporate goals. Shoreline's executive compensation practices are intended to encourage successful financial performance and attract and retain talented key executives who are critical to the Corporation's long-term success.

    Shoreline's executive compensation program consists of three components: base salary, annual cash incentive bonus opportunities, and long-term incentives through awards of stock options. In determining the levels of some components, the Committee considers corporate performance alone. In determining the levels of other components, such as base salary, the Committee will consider a number of factors in addition to corporate performance.

    The Committee's primary goal in establishing base salary levels is to be competitive. The Committee establishes ranges for base salaries of


                      -15-
executive officers by comparing the Corporation to other more or less comparable bank holding companies. In general, salaries paid to Shoreline executives have been closer to the median rather than either the high or low end of each range. Although corporate performance is considered by the Committee in establishing base salary levels, corporate performance is not the most important factor. A discretionary assessment of job performance is another factor considered by the Committee in establishing base salary levels.

    Annual cash incentive bonuses are based entirely on corporate performance. Annual cash bonus awards are determined by the application of a formula. A three-part bonus formula was used for 1993. Shoreline's rate of net income growth over the most recent three-year period was the most important component. The other two components of the 1993 bonus formula compared Shoreline's overhead and capital ratios to those of a national peer group of bank holding companies with assets between $500 million and $1 billion as reported in the Uniform Bank Performance Report for bank holding companies published by Federal Financial Institution Examination Counsel. The maximum cash bonus allowable under the plan was 30% of base salary.

    While a three-part formula was used once again for 1994 and 1995, it was not the same formula used for 1993. The comparison of Shoreline's results to a peer group of banks was discontinued, and an asset quality component replaced the 1993 formula's capital adequacy component. Shoreline's overhead and nonperforming asset ratios were compared to targeted levels to determine the amount of bonus payable under those two components of the formula. The maximum cash bonus allowable under the 1994 and 1995 plans was 39% of base salary.

    Long-term incentives are provided to reward executives for achieving the long-term goal of increasing shareholder value. All of Shoreline's long-term incentives involve awards of stock options. Stock ownership is considered important. Through stock ownership, the interests of executives are joined with those of the shareholders. Under Shoreline's 1989 Stock Option Plan, executives are rewarded for the enhancement of shareholder value through the increase in the value of shares subject to options. No stock options were awarded to executive officers of Shoreline during 1995.

    Shoreline generally maintains a conservative level of perquisites and personal benefits. The dollar value of perquisites and personal benefits provided to executive officers does not exceed 10% of each executive officer's respective annual salary and bonus.

    Dan L. Smith, Shoreline's Chief Executive Officer during 1995, also serves as Chairman, President and Chief Executive Officer of Shoreline Bank. Prior to 1993, Mr. Smith was President and Secretary of Shoreline and President and Chief Executive Officer of Inter-City Bank.



                      -16-
    In determining Mr. Smith's base salary for 1995, the Committee recognized Mr. Smith's efforts in successfully merging the Corporation's two banks during 1994. Shareholder value should be enhanced through the cost containment opportunities presented by the new, one-bank structure.
In setting Mr. Smith's 1995 base salary at $210,000, the Committee also was attempting to make Mr. Smith's compensation comparable to that of chief executive officers of other bank holding companies with assets of $500 million to $1 billion.

    Mr. Smith's 1995 incentive bonus of $75,600 was based entirely on corporate performance as measured by the bonus formula used for all executives that is discussed above. Mr. Smith was not awarded any stock options during 1995.

    Section 162(m) of the Code provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. Shoreline has examined its executive compensation policies in light of Section 162(m) and the regulations adopted by the Internal Revenue Service to implement that section. It is not expected that any portion of the Corporation's deduction for employee remuneration will be disallowed in 1996 or in future years by reason of actions expected to be taken in 1996.

    During 1995, all recommendations of the Committee were unanimously approved by the Board of Directors without modification.

                                  Respectfully submitted,



                                  Merlin J. Hanson
                                  James E. LeBlanc
                                  L. Richard Marzke


STOCK PERFORMANCE

    The following graph compares the cumulative total shareholder return on Shoreline Common Stock to the Standard & Poor's 500 Stock Index and the KBW 50 Index. The Standard & Poor's 500 Stock Index is a broad equity market index published by Standard & Poor's. The KBW 50 Index is a market capitalization weighted bank stock index published by Keefe, Bruyette & Woods, Inc., an investment banking firm that specializes in the banking industry. The KBW 50 Index is composed of 50 money center and regional bank holding companies. The Standard & Poor's 500 Stock Index and the KBW 50 Index both assume dividend reinvestment. Cumulative total return is measured by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period.

                      -17-
                          STOCK PERFORMANCE GRAPH
               Five Year Cumulative Total Shareholder Return



                         [STOCK PERFORMANCE GRAPH]



    The dollar values for total shareholder return plotted in the graph above are shown in the table below:

                                            KBW 50      S & P 500
           DECEMBER 31,     SHORELINE       INDEX         INDEX
             1990            $ 100.0       $ 100.0       $ 100.0
             1991              144.0         158.3         130.5
             1992              212.8         201.7         140.4
             1993              285.5         212.8         154.6
             1994              256.0         201.9         156.6
             1995              309.5         323.4         215.5

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

             The following table shows certain information concerning the compensation for services rendered during each of the three years in the period ended December 31, 1995, of each executive officer of Shoreline whose cash compensation exceeded $100,000 during 1995. Each executive officer was compensated by Shoreline Bank (or, before the Consolidation, the respective predecessor bank) in the capacity indicated in the table.



















                      -18-

                        SUMMARY COMPENSATION TABLE
                                                     ANNUAL COMPENSATION
       NAME AND
       PRINCIPAL                                                                     ALL OTHER
      POSITION<F1>                     YEAR        SALARY<F2>       BONUS<F3>     COMPENSATION<F4>
Dan L. Smith                           1995         $220,000         $75,600          $12,842
  Chairman of the Board,               1994          199,000          51,300           11,074
  President and Chief                  1993          173,000          41,250           22,111
  Executive Officer of
  Shoreline and Shoreline Bank

Wayne R. Koebel,                       1995          110,000          39,600           10,083
  Executive Vice President,            1994           97,906          27,000            7,673
  Chief Financial Officer,             1993           90,811          22,703            8,555
  Secretary and Treasurer of
  Shoreline and Executive Vice
  President and Chief Financial
  Officer of Shoreline Bank

Robert K. Burch                        1995           90,000          32,400            8,674
   Executive Vice President            1994           81,000          21,870            6,861
   of Shoreline Bank                   1993           75,000          18,750            5,850

Richard D. Bailey, II                  1995           80,000          28,800            7,207
   Senior Vice President of            1994           75,000          11,813              625
   Shoreline Bank                      1993           18,013              --               --

___________________________

<F1> Capacities indicated are those in which a majority of compensation was paid if capacities changed during the year. All of Shoreline's executive officers also serve as executive officers of Shoreline Bank.

<F2> Includes compensation deferred under Shoreline's Profit-Sharing/401(k)
     Plan and director fees paid by Shoreline, Shoreline Bank and/or Inter-City Bank to Mr. Smith.

<F3> Includes compensation deferred under Shoreline's Profit-Sharing/401(k)
     Plan.

<F4> All other compensation includes:  (i) 401(k) matching contributions by
     Shoreline under the Shoreline Profit-Sharing/401(k) Plan; and
     (ii) profit-sharing contributions by Shoreline under the Shoreline Profit-Sharing/401(k) Plan. The amounts included for each such factor for 1995 are:



                                      -19-

                                    (I)         (II)

               Mr. Smith          $ 3,850     $ 8,992
               Mr. Koebel           1,870       8,213
               Mr. Burch            2,057       6,617
               Mr. Bailey           1,703       5,504

    Shoreline's 1989 Stock Option Plan provides that options to purchase shares of Common Stock and related tax benefit rights may be granted to officers and other key employees of Shoreline and Shoreline Bank. A stock option entitles the recipient to purchase shares of Common Stock for a specified period of time at a specified price. Subject to certain restrictions, the Organization, Compensation, and Stock Option Committee of Shoreline's Board of Directors determines who will be granted options, the number of shares subject to each option, the form of consideration that may be paid upon exercise of an option and other matters related to the plan. Tax benefit rights granted under the plan entitle a recipient to receive a cash payment upon the exercise of a related option. No tax benefit rights have been awarded under the plan.

    The following table sets forth information concerning stock options exercised by the specified individuals during 1995 and options held by such individuals at December 31, 1995. No stock options were granted to the named executives during 1995.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES
                               NUMBER OF                     NUMBER OF SHARES                      VALUE OF
                                SHARES                    UNDERLYING UNEXERCISED           UNEXERCISED IN-THE-MONEY
                              ACQUIRED ON   VALUE     OPTIONS AT FISCAL YEAR-END<F1>     OPTIONS AT FISCAL YEAR-END<F2>
   NAME                        EXERCISE    REALIZED     EXERCISABLE/UNEXERCISABLE          EXERCISABLE/UNEXERCISABLE
Dan L. Smith                    2,775       $30,331               13,872/0                         $149,887/0

Wayne R. Koebel                 1,226         8,925                7,035/0                           76,013/0

Robert K. Burch                     0             0                8,322/0                           89,919/0

Richard D. Bailey, II               0             0                    0/0                                0/0

______________________






                                      -20-
<F1> Under the stock option plan, the per share exercise price for each option is 100% of the market value of Common Stock at the time the option is granted. Options terminate, subject to certain limited exercise provisions, in the event of retirement, death or other termination of employment. The right to exercise options vests proportionately over a 5-year period.

<F2> The value of options is based on the trading value of Shoreline
     Common Stock of $18.875 per share as of the close of business on December 31, 1995.

    Shoreline adopted a defined benefit pension plan effective
January 1, 1989. The plan was established through a merger of two separate defined benefit pension plans previously maintained by Inter-City Bank and Citizens Trust and Savings Bank. Executive officers of Shoreline or Shoreline Bank who satisfy certain eligibility requirements are participants in the plan. The plan provides no vesting until a participant has completed five years of credited service, at which time the participant becomes 100% vested. All participants in the plan receive credit for vesting purposes for all periods of prior service with Inter-City or Citizens. The Code imposes certain limitations on the amount of compensation that may be considered in determining benefits payable and that may actually be paid under qualified defined benefit plans. In 1995, the Company adopted a nonqualified supplemental pension plan applicable to certain executive officers and management employees of Shoreline, including
Mr. Smith. Under the supplemental pension plan, participants will receive supplemental retirement benefits equal to the difference between the benefits to which they are entitled under the qualified pension plan and the benefits to which they would have been entitled under that plan if those benefits were based on compensation including compensation deferred by the participant and if the limits on compensation and benefits specified in the Code did not apply.

    The following table illustrates the projected combined annual pension benefit payable under the qualified pension plan and the supplemental pension plan to Shoreline's executive officers upon retirement at age 65 at the annual levels of average remuneration and years of service indicated:










                      -21-

                          PENSION PLAN TABLE
            AVERAGE
          REMUNERATION                                  YEARS OF BENEFIT SERVICE

                                10               15                 20                 25           30 OR MORE
           $  80,000         $10,550          $15,825             $21,100           $ 26,375         $ 31,650
             120,000          16,150           24,225              32,300             40,375           48,450
             160,000          21,750           32,625              43,500             54,375           65,250
             200,000          27,350           41,025              54,700             68,375           82,050
             240,000          32,950           49,425              65,900             82,375           98,850
             280,000          38,550           57,825              77,100             96,375          115,650
             320,000          44,150           66,225              88,300            110,375          132,450
             360,000          49,750           74,625              99,500            124,375          149,250

    As of February 15, 1996, Mr. Smith had thirty years of service under the plans, Mr. Koebel had eighteen years of service under the qualified plan, Mr. Burch had ten years of service under the qualified plan and Mr. Bailey had two years of service under the qualified plan. Pension benefits under the plans are payable monthly under a ten year certain and life annuity. Participants may elect upon retirement to receive a lump-sum payment equal to the present value of benefits payable under the plans. Benefits are based on the average of the highest compensation received by a participant during any period of five consecutive years within the last ten years prior to the participant's retirement ("average remuneration"). The compensation covered by the plans is the participant's gross salary, wages and other compensation, including any elective deferrals that are excluded from gross income. Covered compensation for the four individuals named in the Summary Compensation Table is substantially the same as the aggregate amount reported as "Annual Compensation" in that table.

    The benefits shown in the above table are based upon 0.75% of a participant's average remuneration, multiplied by the number of the participant's years of credited service for benefits (subject to a maximum of 30 years), plus 0.65% of the participant's excess average remuneration (determined by reference to the Social Security wage base), multiplied by the number of the participant's years of credited service for benefits (subject to a maximum of 30 years). The above benefits are not reduced by primary Social Security payments.

    The Shoreline defined benefit plan also contains a "grandfather" provision under which participants may receive a pension benefit based upon their accrued benefit as of December 31, 1988, under the defined benefit plan previously maintained by Inter-City Bank or Citizens Trust and Savings Bank, as the case may be, if that accrued benefit


                      -22-
would exceed the pension benefits determined under the other provisions of the Shoreline defined benefit plan described above. Certain individuals who previously participated in the Citizens defined benefit plan and who had attained age 45 and had at least ten years of credited service for benefits as of December 31, 1988, or who had attained age 55 and had at least five years of credited service for benefits as of December 31, 1988, have entered into agreements with Citizens (now Shoreline Bank) regarding their retirement benefits. Under these agreements, periodic payments are made to these individuals following retirement which, when added to their retirement benefit under the Shoreline defined benefit plan, will provide a total retirement benefit equal to that which they would have received under the Citizens plan.

    Dan L. Smith and Wayne R. Koebel have employment agreements with Shoreline. Under these agreements, each individual is to serve Shoreline and Shoreline Bank in his present capacities. Salaries under the agreements are to be determined by the Organization, Compensation, and Stock Option Committee of Shoreline's Board of Directors, and may be paid either by Shoreline or Shoreline Bank. The individual's salary may not be reduced without his consent, except pursuant to a general decrease in the salaries of all senior officers of Shoreline. Upon termination of his employment agreement by Shoreline without "cause" or by the individual for "good reason" (as these terms are defined in the agreements), the individual is entitled to receive monthly severance payments equal to the average of his aggregate monthly cash compensation received from Shoreline and Shoreline Bank during the five fiscal years preceding termination, any bonus that was or would have been accrued by Shoreline or Shoreline Bank on the date of termination, and continued participation in the employee benefit plans of Shoreline or Shoreline Bank for the period during which severance payments are required to be made. Under Mr. Smith's agreement, such severance payments are payable for a number of months equal to the number of years Mr. Smith has been employed by Shoreline or any of its subsidiary banks. Under Mr. Koebel's agreement, such severance payments are payable for a minimum of 36 months only if termination occurs within three years following a change in control of Shoreline.

    During 1995, Shoreline and Shoreline Bank compensated their respective directors at the rate of $5,000 per year, and directors who were not executive officers of Shoreline or Shoreline Bank also received $275 per regular board meeting attended and $275 per committee meeting attended. Shoreline Bank has entered into deferred compensation agreements with certain of its directors under which payments will be made to these directors after their retirement.

    Shoreline adopted a Director's Deferred Compensation Plan effective July 1, 1996. Under that plan, directors of Shoreline or


                      -23-
Shoreline Bank who are not employees of Shoreline or Shoreline Bank may elect at the beginning of each year to defer payment of either all or 50% of any fees payable to them for service as directors of Shoreline or Shoreline Bank during the year. Amounts deferred under the plan are payable, at the election of each director, to each director or his or her designated beneficiary in a lump sum within 30 days of the date of termination as a director, in a lump sum on a date determined by the director not to exceed six years after the date of termination as a director, or in five annual installments beginning on the first anniversary of the date of termination as a director.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Directors and officers of Shoreline and their associates were customers of and had transactions with Shoreline Bank in the ordinary course of business between January 1, 1995, and March 8, 1996. It is anticipated that such transactions will take place in the future in the ordinary course of business. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

    During 1995, Shoreline and Shoreline Bank and its predecessors paid legal fees to law firms in which Messrs. Desenberg and Huff are shareholders or partners. Shoreline and Shoreline Bank, combined, paid legal fees of $45,204 to Mr. Desenberg's firm. These fees were billed at the regular rates charged by the respective attorneys that were applicable to all of the firm's clients. The fees paid by Shoreline and Shoreline Bank to the firm with which Mr. Huff is associated did not exceed 5% of that firm's gross revenues for its last full fiscal year.


INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The board of directors has again selected Crowe, Chizek and Company LLP, certified public accountants, as Shoreline's principal accountant for 1996. A representative of Crowe, Chizek and Company LLP is expected to be present at the annual meeting, will have an opportunity to make a statement, and is expected to be available to respond to appropriate questions.







                      -24-
PROPOSALS OF SHAREHOLDERS

    Proposals of shareholders intended to be presented at the 1997 annual meeting must be received by Shoreline for consideration for inclusion in its proxy statement and form of proxy relating to that meeting by November 22, 1996. Proposals of shareholders should be made in accordance with Securities and Exchange Commission Rule 14a-8.


FORM 10-K REPORT AVAILABLE

    SHORELINE'S FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, WILL BE PROVIDED WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST. REQUESTS SHOULD HE DIRECTED TO MR. WAYNE R. KOEBEL, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER, SHORELINE FINANCIAL CORPORATION, 823 RIVERVIEW DRIVE, BENTON HARBOR, MICHIGAN 49022.

































                      -25-
                              APPENDIX A


                   SHORELINE FINANCIAL CORPORATION

                     STOCK INCENTIVE PLAN OF 1996


                              SECTION 1

                ESTABLISHMENT OF PLAN; PURPOSE OF PLAN

    1.1 ESTABLISHMENT OF PLAN. The Company hereby establishes the Stock Incentive Plan of 1996 (the "Plan") for its corporate and Subsidiary officers and other key management employees. The Plan permits the grant or award of Options, Restricted Stock and Tax Benefit Rights.

    1.2 PURPOSE OF PLAN. The purpose of the Plan is to provide officers and key management employees of the Company and its Subsidiaries with an increased incentive to make significant contributions to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of officers and key employees with the interests of the Company's shareholders through the opportunity for increased stock ownership, and to attract and retain officers and key employees. The Plan is further intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives.


                              SECTION 2

                             DEFINITIONS

    The following words have the following meanings unless a different meaning is plainly required by the context:

    2.1  "Act" means the Securities Exchange Act of 1934, as amended.

    2.2 "Base Salary" means a Participant's total salary that would be paid to the Participant for a full year if the rate of salary in effect for such Participant at the date of grant of an Option were paid for a full year, regardless of whether such Participant has been or will be employed for the full year at that rate of salary.

    2.3  "Board" means the Board of Directors of the Company.





                       A-1
    2.4  "Change in Control" means:

              (a) There has been a change in the control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof (unless the election or nomination for election by the Company's shareholders of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such period);

              (b) The Board has received any notice or other communication from any individual, corporation, partnership, joint venture or other entity expressing a desire to propose, negotiate or discuss any tender offer, exchange offer, merger, consolidation, sale of shares, sale of assets not in the ordinary course, or other business combination involving the Company or any Subsidiary ("Business Combination") and such notice, communication or proposal has not been withdrawn or terminated; or

              (c)  Public announcement by any individual,
         corporation, partnership, joint venture or other entity expressing an intent to seek any Business Combination and such announcement or intent has not been withdrawn or terminated.

    2.5  "Code" means the Internal Revenue Code of 1986, as amended.

    2.6 "Committee" means a committee the Board shall designate to administer the Plan. The Committee shall consist of at least two members of the Board appointed by the Board, all of whom shall be "disinterested persons" as defined in Rule 16b-3 under the Act. The Board, in its discretion, may also require that members of the Committee be "outside directors" as defined in the rules promulgated pursuant to Section 162(m) of the Code.

                       A-2
    2.7  "Common Stock" means the common stock of the Company.

    2.8 "Company" means Shoreline Financial Corporation, a Michigan corporation.

    2.9 "Competition" means participation, directly or indirectly, in the ownership, management, financing or control of any business that is the same as or similar to the present or future businesses of the Company or its parent or any Subsidiary. Such participation may be by way of employment, consulting services, directorship or officership. Ownership of less than five percent (5%) of the shares of any corporation whose shares are traded publicly on any national or regional stock exchange or over the counter shall not be deemed Competition.

    2.10 "Consensual Severance" means the voluntary termination of all employment by the Participant with the Company or any of its Subsidiaries which the Committee determines to be in the best interests of the Company.

    2.11 "Incentive Award" means the award or grant of an Option, Restricted Stock or Tax Benefit Right to a Participant under the Plan.

    2.12 "Market Value" of any security on any given date means: (a) if the security is listed for trading on The NASDAQ Stock Market or one or more national securities exchanges, the last reported sales price on the date in question, or if such security shall not have been traded on such principal exchange on such date, the last reported sales price on the first day prior thereto on which such security was so traded; (b) if the security is not so listed for trading but is traded in the over-the-counter market, the mean of highest bid and lowest asked prices for such security on the date in question, or if there are no such bid and asked prices for such security on such date, the mean of the highest bid and lowest asked prices on the first day prior thereto on which such prices existed; or (c) if neither (a) nor
(b) is applicable, the value as determined by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

    2.13 "Normal Retirement" means the voluntary termination of all employment by a Participant after the Participant has attained 62 years of age, or such other age as shall be determined by the Committee in its sole discretion or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.

    2.14 "Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either an incentive stock option within the meaning of Section 422(b) of the Code or a nonstatutory stock option.

                       A-3
    2.15 "Participant" means the officers and other key management employees of the Company and its Subsidiaries who the Committee determines are eligible to participate in the Plan and who are designated to be granted an Incentive Award under the Plan.

    2.16 "Restricted Period" means the period of time during which Restricted Stock awarded under the Plan is subject to restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.

    2.17 "Restricted Stock" means Common Stock awarded to a
Participant under Section 6 of the Plan.

    2.18 "Subsidiary" means Shoreline Bank, and any other corporation of which fifty percent (50%) or more of the outstanding voting stock is directly or indirectly owned or controlled by the Company, or by one or more Subsidiaries.

    2.19 "Tax Benefit Right" means any right granted to a Participant under Section 7 of the Plan.


                              SECTION 3

                            ADMINISTRATION

    3.1 POWER AND AUTHORITY. The Committee shall administer the Plan, shall have full power and authority to interpret the provisions of the Plan, and shall have full power and authority to supervise the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it deems advisable. Action may be taken by a written instrument signed by all of the members of the Committee, and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held.

    3.2 GRANTS OR AWARDS TO PARTICIPANTS. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as are consistent with the terms of the Plan, including, without limitation, the authority to: (a) determine whether and when Incentive Awards will be granted, the persons to be granted Incentive Awards, the amount of Incentive Awards to be granted to each person and the terms of the Incentive Awards to be granted; (b) determine and amend vesting schedules, if any; (c) permit delivery or withholding of stock in payment of the exercise price or to satisfy tax withholding obligations; and (d)


                       A-4
waive any restrictions or conditions applicable to any Incentive Award. Incentive Awards shall be granted or awarded by the Committee, and Incentive Awards may be amended by the Committee consistent with the Plan, provided that no such amendment may become effective without the consent of the Participant, except to the extent that the amendment operates solely to the benefit of the Participant.


                              SECTION 4

                      SHARES SUBJECT TO THE PLAN

    4.1 NUMBER OF SHARES. Subject to adjustment as provided in subsection 4.2 of the Plan, a maximum of 50,000 shares of Common Stock shall be available for Incentive Awards under the Plan. Such shares shall be authorized and unissued shares.

    4.2 ADJUSTMENTS. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or any other change in the corporate structure or shares of the Company, the aggregate number and class of shares available for grants or awards under the Plan, together with the Option prices, award limits and other appropriate terms of this Plan, shall be appropriately adjusted. No fractional shares shall be issued pursuant to the Plan, and any fractional shares resulting from adjustments shall be eliminated from the respective Incentive Award, with an appropriate cash adjustment for the value of any Incentive Awards eliminated. If an Incentive Award is canceled, surrendered, modified, expired or terminated during the term of the Plan but prior to the exercise or vesting of the Incentive Award in full, the shares subject to but not purchased or retained by the Participant under such Incentive Award shall be available for other Incentive Awards.


                              SECTION 5

                               OPTIONS

    5.1 GRANT. A Participant may be granted one or more Options under the Plan. Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. The Committee may vary, among Participants and among Options granted to the same Participant, any and all of the terms and conditions of the Options granted under the Plan. Subject to subsection 5.6, the Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee may designate whether or not an Option is to be considered an incentive stock option as defined in Section 422(b) of the Code.

                       A-5
    5.2 OPTION AGREEMENTS. Each Option shall be evidenced by an Option agreement containing such terms and conditions, consistent with the provisions of the Plan, as the Committee from time to time determines.

    5.3 OPTION PRICE. Except for Options intended to qualify as incentive stock options, the per share Option price shall be determined by the Committee. Any Options intended to qualify as incentive stock options shall be equal to or greater than 100% of the Market Value on the date of grant. The date of grant of an Option shall be the date the Option is authorized by the Committee or a future date specified by the Committee as the date for issuing the Option.

    5.4 MEDIUM AND TIME OF PAYMENT. The exercise price for each share purchased pursuant to an Option granted under the Plan shall be payable in cash or, if the Committee consents, in shares of Common Stock (including Common Stock to be received upon a simultaneous exercise). The time and terms of payment may be amended before or after exercise of an option (a) by the Committee in its sole discretion, if the terms of such amendment are more favorable to the Participant, or (b) in all other cases, with the consent of the Participant. The Committee may from time to time authorize payment of all or a portion of the Option price in the form of a promissory note or installments according to such terms as the Committee may approve. The Board may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided.

    5.5 OPTIONS GRANTED TO TEN PERCENT SHAREHOLDERS. No Option granted to any Participant who at the time of such grant owns, together with stock attributed to such Participant under
Section 424(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries may be designated as an incentive stock option, unless such Option provides an exercise price equal to at least one hundred ten percent (110%) of the Market Value of the Common Stock, and the exercise of the Option after the expiration of five years from the date of grant of the Option is prohibited by its terms.

    5.6 LIMITS ON GRANTS. No Participant shall be granted, during any calendar year, Options to purchase more than 10,000 shares of Common Stock, subject to adjustment as provided in subsection 4.2 of the Plan. The purpose of this subsection 5.6 is to ensure that the Plan provides performance based compensation under Section 162(m) of the Code. This subsection 5.6 shall be interpreted or amended to achieve that purpose.

    5.7 LIMITS ON EXERCISABILITY. Options shall be exercisable for such periods as may be fixed by the Committee. Options intended to


                       A-6
qualify as incentive stock options shall have terms not to exceed ten years from the grant date. The Committee may in its discretion require a Participant to continue service with the Company and its Subsidiaries for a certain length of time prior to an Option becoming exercisable and may eliminate such delayed vesting provisions. The Committee may also vary, among Participants and among Options granted to the same Participant, any and all of the terms and conditions of Options granted under the Plan.

    5.8  TRANSFERABILITY.

         (a) GENERAL. Unless the Committee otherwise consents or unless the terms of the Option agreement provide otherwise, no Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In addition, all Options granted to a Participant during the Participant's lifetime shall be exercisable during the Participant's lifetime only by such Participant, his guardian, or legal representative.

         (b) OTHER RESTRICTIONS. The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option under the Plan as it deems advisable, including, without limitation, restrictions intended to assure compliance with applicable federal or state securities laws.

    5.9  TERMINATION OF EMPLOYMENT OR DIRECTOR OR OFFICER STATUS.

         (a) GENERAL. If a Participant ceases to be employed by or ceases to be an officer of the Company or one of its Subsidiaries for any reason other than the Participant's death, disability, termination for cause, or any additional provision as determined by the Committee, the Participant may exercise an Option only for a period of 90 days after such termination of employment or officer status, but only to the extent the Participant was entitled to exercise the Option on the date of termination, unless the Committee otherwise consents or the terms of the Option agreement provide otherwise. For purposes of the Plan, the following shall not be deemed a termination of employment or termination as an officer: (i) a transfer of employment among the Company and its Subsidiaries; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days;
    (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the


                       A-7
    employee's right to reemployment is guaranteed either by statute or contract; or (iv) a termination of employment with continued service as an officer or director.

         (b) DEATH. If a Participant dies either while an employee or officer of the Company or one of its Subsidiaries or after the termination of employment other than for cause but during the time when the Participant could have exercised an Option under the Plan, the Option issued to such Participant shall be exercisable by the personal representative of such Participant or other successor to the interest of the Participant for a period of 90 days after the Participant's death, but only to the extent that the Participant was entitled to exercise the Option on the date of death or termination of employment, whichever first occurred, unless the Committee otherwise consents or the terms of the Option agreement provide otherwise.

         (c) DISABILITY. If a Participant ceases to be an employee or officer of the Company or one of its Subsidiaries due to the Participant's disability, the Participant may exercise an Option for a period of one year following such termination of employment, but only to the extent the Participant was entitled to exercise the Option on the date of such event, unless the Committee otherwise consents or the terms of the Option agreement provide otherwise.

         (d) ADDITIONAL PROVISIONS IN OPTION AGREEMENTS. The Committee may, in its sole discretion, provide provisions in any Option agreement entered into with a Participant permitting or by resolution approve the Participant to exercise any outstanding options upon termination due to Normal Retirement or Consensual Severance for a period of time after such termination as may be determined by the Committee, PROVIDED that (i) such period may not extend beyond the earlier of three (3) years after the date of termination or the date on which the Options expire by their terms, (ii) the Participant may exercise the Option only to the extent the Participant was entitled to exercise the Option on the date of termination, and (iii) the Participant shall have no further right to exercise any Options after termination due to Normal Retirement or Consensual Severance if the Committee determines the Participant has entered into Competition with the Company.





                       A-8
         (e) TERMINATION FOR CAUSE. If a Participant is terminated for cause, the Participant shall have no further right to exercise any outstanding unexercised Option issued under the Plan.

         (f) SUSPENSION OF EXERCISABILITY. If the Participant receives notice from the Company that the Participant may be terminated for cause, the Participant shall have no right to exercise any Options previously granted for a period of sixty days from the receipt of such notice. If the Participant is terminated for cause within such sixty-day period, the Participant shall have no further right to exercise any Option previously granted. If the Participant is not terminated for cause within the sixty-day period, the provisions of the Option agreement and the Plan shall continue to apply to the exercisability of the Participant's Options.


                              SECTION 6

                           RESTRICTED STOCK

    6.1 GRANT. A Participant may be granted Restricted Stock under the Plan. Restricted Stock shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. Restricted Stock shall be awarded on the condition that the Participant remain in the employ of the Company or one of its Subsidiaries during the Restricted Period. Such condition shall have no effect on the right of the Company or any Subsidiary to terminate the Participant's employment at any time. No payment is required from a Participant for an award of Restricted Stock.

    6.2 RESTRICTED STOCK AGREEMENTS. Each award of Restricted Stock shall be evidenced by a Restricted Stock agreement containing such terms and conditions, consistent with the provisions of the Plan, as the Committee from time to time determines.

    6.3  TERMINATION OF EMPLOYMENT OR DIRECTOR OR OFFICER STATUS.

         (a) GENERAL. If a Participant ceases to be employed by the Company or one of its subsidiaries, or ceases to be an officer of the Company or one of its subsidiaries for any reason other than the Participant's death, disability, or any other additional provisions as determined by the Committee, then any shares of Restricted Stock still subject to restrictions on the date of such termination shall automatically be forfeited and returned to the Company. For


                       A-9
    purposes of the Plan, the following shall not be deemed a termination of employment or termination as an officer: (i) a transfer of employment among the Company and its Subsidiaries; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to reemployment is guaranteed either by statute or contract; or (iv) a termination of employment with continued service as an officer or director.

         (b) DEATH OR DISABILITY. Unless the terms of the Restricted Stock agreement or grant provide otherwise, in the event a Participant terminates employment with the Company or any subsidiary because of death or disability during the Restricted Period, the restrictions applicable to the shares of Restricted Stock shall automatically vest as of the date of termination.

         (c)  ADDITIONAL PROVISIONS AS DETERMINED BY COMMITTEE.
    The Committee may, in its sole discretion, provide provisions in any Restricted Stock agreement permitting or by resolution approve vesting of all or part of any Restricted Stock awarded to a Participant upon termination due to Normal Retirement or Consensual Severance.

    6.4  RESTRICTIONS ON TRANSFERABILITY.

         (a) GENERAL. Unless the Committee otherwise consents or unless the terms of the Restricted Stock agreement provide otherwise, shares of Restricted Stock shall not be sold, exchanged, transferred, pledged or otherwise disposed of by a Participant during the Restricted Period other than to the Company pursuant to subsection 6.3 or 6.4(b) or by will or the laws of descent and distribution.

         (b) SURRENDER TO THE COMPANY. If any sale, exchange, transfer, pledge or other disposition, voluntary or involuntary, of Restricted Stock that has not vested shall be made or attempted during the Restricted Period, except as provided above in subsections 6.3 and 6.4(a), the Participant's right to the Restricted Stock shall immediately cease and terminate, and the Participant shall promptly forfeit and surrender to the Company all such Restricted Stock.




                      A-10
         (c) OTHER RESTRICTIONS. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to an award of Restricted Stock as the Committee deems advisable.

    6.5  CHANGE IN CONTROL

         (a) ACCELERATION OF VESTING. Subject to the provisions of Section 6.5(b), if a Change in Control of the Company shall occur, then all outstanding Restricted Stock shall immediately become fully vested and nonforfeitable.

         (b)  LIMITATION ON CHANGE IN CONTROL PAYMENTS.   In the
    Restricted Stock agreements entered into with a Participant, the Committee may, in its sole discretion, provide that if the acceleration of the vesting of Restricted Stock as provided in Section 6.5(a), together with any other payments that such Participant has the right to receive from the Company or any corporation that is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), the number of shares which shall become immediately fully vested and nonforfeitable under Section 6.5(a) may be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

    6.6 RIGHTS AS A SHAREHOLDER. During the Restricted Period, a Participant shall have all rights of a shareholder with respect to his Restricted Stock, including (a) the right to vote any shares at shareholders' meetings; (b) the right to receive, without restriction, all cash dividends paid with respect to such Restricted Stock; and (c) the right to participate with respect to such Restricted Stock in any stock dividend, stock split, recapitalization or other adjustment in the Common Stock of the Company or any merger, consolidation or other reorganization involving an increase or decrease or adjustment in the Common Stock of the Company. Any new, additional or different shares or other security received by the Participant pursuant to any such stock dividend, stock split, recapitalization or reorganization shall be subject to the same terms, conditions and restrictions as those relating to the Restricted Stock for which such shares were received.

    6.7  DEPOSIT OF CERTIFICATES; LEGENDING OF RESTRICTED STOCK.

         (a) DEPOSIT OF CERTIFICATES. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall be registered in the name of the relevant


                      A-11
    Participant and deposited, together with a stock power endorsed in blank, with the Company. In the discretion of the Committee, any such certificates may be deposited in a bank designated by the Committee or delivered to the Participant. Certificates for shares of Restricted Stock that have vested shall be delivered to the Participant upon request within a reasonable period of time. The Participant shall sign all documents necessary or appropriate to facilitate such delivery.

         (b) LEGEND. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

         This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement, and that provides for forfeiture upon certain events. A copy of that agreement is on file in the office of the Secretary of Shoreline
         Financial Corporation.

    6.8 RESALE. The Participant shall agree not to resell or redistribute such Restricted Stock after the Restricted Period except upon such conditions as the Company may reasonably specify to ensure compliance with federal and state securities laws.


                              SECTION 7

                          TAX BENEFIT RIGHTS

    7.1 GRANT. A Participant may be granted Tax Benefit Rights under the Plan to encourage a Participant to exercise Options and provide certain tax benefits to the Company. A Tax Benefit Right entitles a Participant to receive from the Company or a Subsidiary a cash payment not to exceed the amount calculated by multiplying the ordinary income, if any, realized by the Participant for federal tax purposes as a result of the exercise of a non-qualified stock option, or the disqualifying disposition of shares acquired under an incentive stock option, by the maximum federal income tax rate (including any surtax or similar charge or assessment) for corporations, plus any other applicable state and local tax against which the Company is entitled to a deduction or credit by reason of exercise of the Option or the disqualifying disposition.




                      A-12
    7.2 RESTRICTIONS. A Tax Benefit Right may be granted only with respect to a stock option issued and outstanding or to be issued under the Plan and may be granted concurrently with or after the grant of the stock option. Such rights with respect to outstanding stock options shall be issued only with the consent of the Participant if the effect would be to disqualify an incentive stock option, change the date of grant or the exercise price, or otherwise impair the Participant's existing stock options. A stock option to which a Tax Benefit Right has been attached shall not be exercisable by an officer or employee subject to Section 16 of the Act for a period of six months from the date of the grant of the Tax Benefit Right.

    7.3 TERMS AND CONDITIONS. The Committee shall determine the terms and conditions of any Tax Benefit Rights granted and the Participants to whom such rights will be granted with respect to stock options under the Plan or any other plan of the Company. The Committee may amend, cancel, limit the term of, or limit the amount payable under a Tax Benefit Right at any time prior to the exercise of the related stock option, unless otherwise provided under the terms of the Tax Benefit Right. The net amount of a Tax Benefit Right, subject to withholding, may be used to pay a portion of the stock option price, unless otherwise provided by the Committee.


                              SECTION 8

                          GENERAL PROVISIONS

    8.1 NO RIGHTS TO AWARDS. No Participant or other person shall have any claim to be granted any Incentive Award, and there is no obligation of uniformity of treatment of Participants or holders or beneficiaries of Incentive Awards. The terms and conditions of the Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant.

    8.2 WITHHOLDING. The Company or a Subsidiary shall be entitled to (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts deemed necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or
(b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an


                      A-13
Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied by withholding Common Stock to be received upon exercise or by delivery to the Company of previously owned Common Stock. The Company may establish such rules and procedures concerning timing of any withholding election as it deems appropriate to comply with Rule 16b-3 under the Act.

    8.3  COMPLIANCE WITH LAWS; LISTING AND REGISTRATION OF SHARES.
All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to applicable laws, rules and regulations, and to the requirement that if at any time the Committee determines, in its sole discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Incentive Award or the issue or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

    8.4 NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

    8.5 NO RIGHT TO EMPLOYMENT. The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Participant.

    8.6 GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

    8.7 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.



                      A-14
                              SECTION 9

               EFFECTIVE DATE AND DURATION OF THE PLAN

    This Plan shall take effect May 1, 1996 subject to approval by the shareholders at the 1996 Annual Meeting of Shareholders, or any adjournment thereof or at a special meeting of shareholders. Unless earlier terminated by the Board of Directors, no Incentive Award shall be granted under this Plan after April 30, 2006.



                              SECTION 10

                      TERMINATION AND AMENDMENT

    The Board may terminate the Plan at any time, or may from time to time amend the Plan, provided that without shareholder approval no such amendment may (a) materially increase the number of shares that may be issued under the Plan; or (b) impair any outstanding Incentive Award without the consent of the Participant, except according to the terms of the Incentive Award. No termination, amendment or modification of the Plan shall become effective with respect to any Incentive Award previously granted under the Plan without the prior written consent of the Participant holding such Incentive Award unless such amendment or modification operates solely to the benefit of the Participant.
























                      A-15
                               [FRONT]

                   SHORELINE FINANCIAL CORPORATION
P R O X Y                823 RIVERVIEW DRIVE
                    BENTON HARBOR, MICHIGAN 49022
             ANNUAL MEETING OF SHAREHOLDERS - MAY 1, 1996


         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY EXECUTED AND DELIVERED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR ELECTION OF ALL NOMINEES NAMED ON THIS PROXY AND FOR APPROVAL OF THE STOCK INCENTIVE PLAN OF 1996. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.


1.  Election of Directors

    [ ] FOR all nominees listed        [ ]  WITHHOLD AUTHORITY
        below (except as indicated          to vote for all nominees
        below)                              listed below

         James E. LeBlanc    James F. Murphy      Robert L. Starks


(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

  YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES

2.   Approval of the Stock Incentive Plan of 1996

     [ ] FOR                [ ]  AGAINST            [ ] ABSTAIN

             YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU
        VOTE FOR APPROVAL OF THE STOCK INCENTIVE PLAN OF 1996

           IMPORTANT! - PLEASE DATE AND SIGN THE OTHER SIDE












                                [BACK]


         The undersigned shareholder appoints Dan L. Smith and Wayne R. Koebel, or either of them, each with the power to appoint his substitute, attorneys and proxies to represent the shareholder and to vote and act, with respect to all shares that the shareholder would be entitled to vote at the annual meeting of shareholders of Shoreline Financial Corporation referred to above and at any adjournment of that meeting, on all matters which come before the meeting.


                                    Please sign exactly as your name
                                    appears on this proxy.  If signing
                                    for estates, trusts or
                                    corporations, title or capacity
                                    should be stated.  IF SHARES ARE
                                    HELD JOINTLY, EACH HOLDER SHOULD
                                    SIGN.


                                    ___________________________________
                                              Signature


                                    ___________________________________
                                       Signature if held jointly


                                    Dated: ______________________, 1996